UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 20, 2007
Bell Microproducts Inc.
(Exact name of registrant as specified in its charter)

California	0-21528	94-3057566

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1941 Ringwood Avenue, San Jose,	95131-1721
California

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code:	408-451-9400
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 20, 2007, Bell Microproducts Inc. (the “Company”) entered into a letter agreement amending the Securities Purchase Agreement dated as of July 6, 2000 among the Company and Retirement Systems of Alabama (the “2000 Investor”), the Securities Purchase Agreement dated as of October 2, 2006 among the Company and The Teachers’ Retirement System of Alabama and The Employees’ Retirement System of Alabama (collectively, the “2006 Investor”), and the Revolving Credit Agreement dated as of January 30, 2007 among the Company and The Teachers’ Retirement System of Alabama and The Employees’ Retirement System of Alabama (collectively, the “2007 Lender”). The letter agreement provided that in consideration of the Company’s aggregate payment of $50,000.00, the 2000 Investor, the 2006 Investor, and the 2007 Lender understand and acknowledge that the Company will be unable to timely deliver the various financial statements and reports required by the referenced agreements to be filed with the Securities and Exchange Committee (“SEC”), and each party agreed to extend the deadline for the Company to provide such financial statements and SEC reports to March 31, 2008. The amendment also waives any defaults that may otherwise arise from the failure to timely deliver such financial statements and SEC reports for time periods prior to March 31, 2008, waives any defaults that may arise or result from any representation or warranty made or deemed made with respect to previously delivered financial statements and SEC reports, and further waives any defaults that may otherwise arise or results from any covenant requiring the filing of the SEC reports prior to March 31, 2008.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
Exhibit 99.1 — Letter Agreement to Bell Microproducts Inc. dated September 20, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Microproducts Inc.
September 26, 2007	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Letter to Bell Microproducts Inc. dated September 20, 2007